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                                    Delaware

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE
OF "ORMAT FUNDING CORP." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF DECEMBER, A.D.
2001, AT 4:01 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT TEE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                     /s/ Harriet Smith Windsor
                                     -------------------------
                       [STAMP]       Harriet Windsor Smith, Secretary of State

      3471287 8100H                  AUTHENTICATION: 2851461

      040007043                                DATE: 01-06-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ORMAT FUNDING CORP.

      The undersigned, as incorporator of a corporation under the General
Corporation Law of Delaware, adopts the following Certificate of Incorporation:

                                 ARTICLE 1. NAME

      The name of the Company is Ormat Funding Corp. (the "Company").

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

      The address of the initial registered office of the Company is 15 E. North
Street, Dover, Kent County, Delaware 19901, and the name of its initial registered agent at such address is HIQ Corporate Services, Inc.

                               ARTICLE 3. PURPOSE

      The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of
Delaware.

                                ARTICLE 4. SHARES

      The total authorized stock of the Company shall consist of 3,000 shares of common stock having a par value of $1.00 per share.

                             ARTICLE 5. INCORPORATOR

      The name and mailing address of the incorporator are as follows:

                                 Robert E. Giles
                          1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099

                              ARTICLE 6. DIRECTORS

      The number of Directors of the Company shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

      Lucien Y. Bronicki                    980 Greg Street
                                            Sparks, Nevada 89431

      Yehudit Bronicki                      980 Greg Street
                                            Sparks, Nevada 89431

      Connie Stechman                       980 Greg Street
                                            Sparks, Nevada 89431

                        ARTICLE 7. ELECTION OF DIRECTORS

      Written ballots are not required in the election of Directors.

                                ARTICLE 8. BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the
Bylaws for the Company, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for the Company.

                          ARTICLE 9. PREEMPTIVE RIGHTS

      Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the Company.

                          ARTICLE 10. CUMULATIVE VOTING

      The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Company.

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             ARTICLE 11. AMENDMENTS TO CERTIFICATE OF INCORPORATION

      The Company reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of the Company are granted subject to this reservation.

                  ARTICLE 12. LIMITATION OF DIRECTOR LIABILITY

      To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director of the Company for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

              ARTICLE 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING

      Any action that could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                      /s/ Robert E. Giles
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                                     Robert E. Giles, Incorporator

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